FARWEST GROUP, INC.

13636 Neutron Road

Dallas, TX 75244

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD July 31, 2001

To the Shareholders of FarWest Group, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of FarWest Group, Inc. will be held on Tuesday, July 31, 2001, at 4:00 p.m., CDT, at the Marriott Quorum Hotel, 14901 Dallas Parkway, Dallas, Texas, 75240. for the following purposes:

  To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

  To approve the FarWest Group, Inc.'s 2001 Stock Option Plan;

  To ratify the appointment of Jackson & Rhodes, P.C., as independent auditors for the fiscal year ending December 31, 2001;

  To ratify the amendment of the Company's Articles of Incorporation whereby the name of the Company will be changed to Capacitive Deionization Technology Systems, Inc.; and

  To transact such other business as may properly come before the meeting or any adjournment thereof.

Accompanying this Notice of Annual Meeting is a Proxy Statement, Form of Proxy, and the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2000.

The Board of Directors has fixed the close of business on July 5, 2001, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for inspection at the meeting.

All stockholders are cordially invited to attend the meeting in person; however, to assure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage prepaid envelope. Any stockholder attending the meeting may vote in person even if a proxy has been submitted previously.

By Order of the Board of Directors

/s/ Joseph Brooks

Joseph Brooks

Dated: July 2, 2001

PLEASE REMEMBER TO SIGN AND RETURN YOUR PROXY.

FARWEST GROUP, INC.

13636 Neutron Road

Dallas, TX 75244

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 31, 2001

GENERAL MATTERS

This Proxy Statement is furnished to the shareholders of FarWest Group, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held on July 31, 2001, or any adjournment or adjournments thereof. The cost of this solicitation will be borne by the Company.

Any proxy may be revoked at any time before it is voted by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted. The Company's principal offices are located at 13636 Neutron Road, Dallas, Texas, 75244. The Company's telephone number is 972-934-1586. The mailing of this proxy statement to shareholders of the Company commenced on or about July 8, 2001.

The total number of shares outstanding and entitled to vote at the meeting as of June 15, 2001 consisted of 8,716,364 shares of common stock, $0.0001 par value. Each share of common stock is entitled to one vote. There is no cumulative voting for directors. Only shareholders of record at the close of business on July 5, 2001, will be entitled to vote at the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

QUORUM AND VOTE REQUIRED

Under Nevada law, each item of business properly presented at a meeting of shareholders, other than the election of directors, generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. Directors must be elected by a plurality of votes cast at an election where a majority of the voting power of the shares is present, either in person or by proxy. Votes cast in person or by proxy, regardless of whether the proxy has authority to vote on all matters, at the Annual Meeting of Shareholders will determine whether or not a quorum is present. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposed of determining the approval of the matter submitted to the shareholders for a vote. Broker non-votes will be treated as shares not present and entitled to vote.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of June 15, 2001, concerning the beneficial ownership of the issued and outstanding common stock of the Company by (i) the only shareholders known by the Company to own more than five percent of the common stock of the Company, (ii) each current director of the Company, (iii) each Named Executive Officer listed in the Summary Compensation Table, and (iv) all executive officers and directors of the Company as a group.

Name	Shares Acquired Within 60 days	Shares Beneficially Owned (1)	% of Stock

ABB, Inc.	0	500,000	5.74
Clark Vaught	0	2,635,000 (2)	30.23
Dallas Talley	0	625,373 (3)	7.18
Chris Sheppard	0	435,000 (4)	4.99
Thomas Friezen	0	362,000	4.15
Robert T. Blaney	0	100,000	1.15
Takeshi Ogata	0	110,000	1.26
Ann Heywood	0	100,000	1.15
Total Officers, Directors, and Beneficial Owners		4,867,373	55.85

    Except as noted, all shares beneficially owned by each person as of the record date were owned of record, and each person had sole voting power and sole investment power for all such shares beneficially held.
    Includes 10,000 shares jointly owned with Ms. Channa Crews, Mr. Vaught's wife.
    Includes 18,400 shares held by Ms. Sherry Talley, Mr. Talley's wife.
    Includes 10,000 shares held by Mr. Sheppard's wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The management of FarWest Pump Company, a subsidiary of the Company, approached the Company's Board of Directors to acquire the pump company in late 1998. The Company's Board of Directors, at its March 1999 meeting, approved the sale of the pump company to the pump company's management team effective January 1, 1999. To induce the pump company's management team to assume the pump company's net liabilities of approximately $658,000, FarWest agreed to pay the pump company $70,000. In addition, the Company had an account payable of $207,000 to Mr. Clark Vaught, the Company's Chairman, which Mr. Vaught agreed to assign to the pump company. The Company has paid the pump company $270,000.

The only investments within the past three years (1998, 1999, and 2000) involving management were the payment of accrued salaries through the issuance of restricted common stock. Mr. Vaught and Mr. Talley each converted $105,000 of salaries accrued during 1998 and 1999 to stock as indicated in Item 6 of the Company's Form 10SB filed with the Securities and Exchange Commission. No other director, officer, or beneficial owner of over 5 percent (5%) of a class stock had involvement in any transaction exceeding $60,000.

Proposal #1

ELECTION OF DIRECTORS

It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for directors named below. Each of the nominees named below, upon election, will serve until the next annual meeting or until his successor has been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as if selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected.

The Company does not have a nominating committee of the Board of Directors. The by-laws of the Company provide that the Board of Directors may set the number of directors, provided that such number must be at least two. The Board of Directors has adopted a resolution indicating that the Board of Directors of the Company is to consist of seven (7) members. If the nominees listed below are elected at the Annual Meeting, there will be one vacancy on the Board of Directors. Under the Company's governing documents, this vacancy may be filled by the vote of then-current members of the Board of Directors, with the directors so elected to stand for election at the next annual meeting of the Company's shareholders.

The six (6) nominees named below have been nominated by the Board of Directors of the Company. The nominees are listed below with their ages, their present positions with the Company, if any, and their present principal occupations or employment.

Name and Age	Position	Director Since	Shares Beneficially Owned	% of Stock

Dallas Talley (68)	Chairman, President, Chief Financial Officer	1998	625,373	7.18
Chris Sheppard (43)	Vice President, Chief Technology Officer	1997	435,000	4.99
Thomas Friezen (42)	Head of Audit and Compensation Committees	1996	362,000	4.15

Name And Age	Position	Director Since	Shares Beneficially Owned	% of Stock

Takeshi Ogata (62)	Director	2000	110,000	1.26
Ann Heywood (55)	Director	2000	100,000	1.15
Robert T. Blaney (44)	Vice President		100,000	1.15

Dallas Talley, Chairman and President, has over thirty years of high tech senior executive experience. He has been CEO of New York Stock Exchange and NASDAQ companies including Qantel Business Computers, Televideo Systems and Zentec Corp. He has also been founder and director of several emerging companies. Mr. Talley was Managing Partner of an international technology development group specializing in technology transfers in Asia Pacific, Europe and selected developing nations. He served on the Board of Directors of the American Electronics Association (AEA) from 1984 to 1989 and served as Chairman of AEA's Silicon Valley Chapter. Since joining the Board of Directors in 1998, Mr. Talley has been responsible for maintaining and expanding the Company's relationship with Lawrence Livermore National Laboratories and for implementing the Company's private placements and strategic alliances.

Chris Sheppard, Vice President and Chief Technology Officer, has had management experience in several high technology fields including the "Star Wars" SDI program. He has been closely aligned with Lawrence Livermore National Laboratories and was instrumental in securing FarWest Group's CDT license. Since co-founding FarWest Group in 1997, he has been responsible for the development and commercialization of the CDT technology.

Tom Friezen is the CFO of a $150 million food processing company. He has negotiated acquisitions as well as managing the banking and legal activities of his company. He has served on the FarWest Board of Directors since 1997. Mr. Friezen heads the Audit and Compensation Committees.

Takeshi Ogata recently joined the FarWest Board and has also served the Company as a business consultant in Japan. He is a senior executive with Itochu Corporation of Tokyo, Japan. Within Itochu, he has served as a Managing Director of Itochu Machinery and Information Group and Senior Managing Director as well as President of Itochu Construction. He is currently Chairman of Itochu's Innotech Corporation. Mr. Ogata was the leader in Itochu's corporate redirection into high technology businesses with a resulting $30 billion equity valuation. He was founder and Chairman of several Itochu technology companies including CTC, the largest systems integrator in Japan with an equity value of $10 billion and J-SAT, a joint venture of Itochu, Sumitomo and NTT communications.

Ann Cochran Heywood has a broad background in early stage funding activities, technology development and commercialization, and longer-term management of technical organizations in the public and private sectors. She started the Russian Medical Technology program. Ms. Heywood is currently engaged in converting a Russian weapons assembly facility to the fabrication of kidney dialysis systems. She served as Deputy Secretary for Technology at the California Environmental Protection Agency (CalEPA) and also served as Vice-President of Corporate Development at Thermatrix Corporation. Ms. Heywood has managed activities for technology development programs for LLNL, SAIC, TRW, and the U.S. Department of Energy.

Robert T. Blaney, Vice President is nominated to become a new member of the Board of Directors for the year 2001. Mr. Blaney was selected by Brookshire Capital to represent the Company's potential new investors. Mr. Blaney founded an international development and financial advisory firm in Washington, D.C., which facilitated development initiatives through the coordination of private sector parties and bilateral and multilateral agencies. International project activities have been undertaken in Africa, Asia Pacific and Latin America. In 1997, Mr. Blaney expanded business activities to the U.S. southwest market through the establishment of an office in Dallas, Texas. He has been active in numerous development and finance institutions including serving on the Board of Directors of the Resource Development Council for Alaska and as the Chairman of the Finance Committee for the U.S. - Africa Chamber of Commerce.

MANAGEMENT RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE

Other Information Regarding the Board of Directors

Directors do not receive cash compensation for services as members of the Board of Directors. However, the Company does reimburse Directors for direct expenses incurred due to service on the Board.

At the scheduled Board of Directors meeting held after the July 31, 2001 Shareholders Meeting, the Directors will consider a compensation program for outside directors that serve as committee members.

The Company's Audit Committee consists of two directors and the Company's Secretary, Mr. Joseph Brooks. Mr. Thomas Friezen is Chairman of the Audit Committee (and an outside Director to be appointed); Mr. Dallas Talley also serves on the Audit Committee. The Audit Committee recommends to the Board of Directors the independent public accountants and reviews the scope of the audit and the actual audit performed by them. It is responsible for insuring that the financial statements present fairly the financial condition of the Company.

The Company's Compensation Committee is also chaired by Mr. Thomas Friezen. Serving on the Compensation Committee are outside Directors, Ms. Ann Cochran Heywood and Mr. Takeshi Ogata, and the Company Secretary, Mr. Joseph Brooks.

During the fiscal year ended December 31, 2000, the Company's Board of Directors held three (3) meeting. The incumbent Directors, except for those appointed in November, attended all meetings. In addition, the Company's Directors adopted resolutions with respect to a number of matters by written action during the fiscal year.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Other Compensation

The following table sets forth, for the fiscal years ending December 31, 2000, 1999, and 1998, the cash compensation paid or earned for those years by executive officers (the "Named Executive Officers"), for services rendered to the Company in all capacities during the past three fiscal years.

Executive Name and Principal Position

Dallas Talley           -     Chairman, President (Acting Chief Financial Officer)

Chris Sheppard       -     Vice President, Chief Technology Officer, Director

Clark Vaught          -     Former Chairman, CEO, Resigned October 30, 2000

Robert T. Blaney    -     Vice President (Joined the Company in 2001)

Name	Year	Compensation	Non-Cash Compensation (2)	Total Compensation

Dallas Talley	2000	$119,340	0	$119,340
Chris Sheppard	2000	83,250	0	83,250
Clark Vaught (1)	2000	90,633	0	90,633
Clark Vaught	1999	37,500	105,000	142,500
Dallas Talley	1999	37,500	105,000	142,500
Chris Sheppard	1999	37,500	37,625	75,125
Clark Vaught	1998	96,000	0	96,000
Dallas Talley	1998	72,000	0	72,000
Chris Sheppard	1998	72,000	0	72,000
  Mr. Vaught resigned from the Company on October 30, 2000
  Represents the issuance of restricted common stock in satisfaction of unpaid salaries

Stock Options

There were no stock option grants to the Named Executive Officers during the fiscal year ended December 31, 1999 and there were no options granted or exercised by the Named Executive Officers during the fiscal year ended December 31, 2000.

Proposal #2

PROPOSAL TO APPROVE THE FARWEST GROUP, INC.'S

2001 STOCK OPTION PLAN

Introduction

On April 27, 2001, the Company's Board of Directors adopted the FarWest Group, Inc.'s 2001 Stock Option Plan (the "2001 Plan"), subject to approval of the 2001 Plan by the Company's shareholders. The purpose of the 2001 Plan is to provide a continuing, long-term incentive to selected eligible officers and key employees of the Company and of any subsidiary corporation of the Company, to provide a means of rewarding outstanding performance and to enable the Company to maintain a competitive position to attract and retain key personnel necessary for continued growth and profitability.

Summary of Plan

Number of Shares. The maximum number of shares of common stock reserved and available under the 2001 Plan for awards is 1,200,000 shares (subject to adjustment in the event of possible future stock splits or similar changes in the common stock). Shares of common stock covered by expired or terminated stock options may be used for subsequent awards under the 2001 Plan.

Eligibility and Administration. Officers and regular full-time executive, administrative, professional, production and technical employees of the Company and its subsidiaries, directors, and consultants are eligible to be granted stock options under the 2001 Plan. Approximately five officers and other employees and six non-employee directors and Advisory Board members are currently eligible to participate in the 2001 Plan.

The 2001 Plan is to be administered by the Board of Directors or by a Committee appointed by the Board, consisting of at least two directors, both of whom are "Outside Directors" and "Non-Employee Directors" as defined in the 2001 Plan. The Committee has the power to determine when and to whom options will be granted, the term of each option, the number of shares covered by it and other terms and conditions of each option. The Committee also has the power to construe and interpret the 2001 Plan, and establish and amend any rules and regulations it deems necessary or desirable for the proper administration of the 2001 Plan.

Stock Options. The Committee may grant stock options that qualify as "incentive stock options" under the Internal Revenue Code or as "non-qualified stock options" in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2001 Plan may be exercised during their respective terms as determined by the Committee. There is an annual cap of 50,000 on the number of shares granted to an optionee. Further, there is a cap each calendar year of $100,000 per optionee on the aggregate fair market value of the common stock underlying an incentive stock option that is exercisable for the first time.

Term of Options. For employees who hold more than 10% of the voting power of the Company, the term of an incentive stock options may not be greater than ten years. For employees who do not hold more than 10% of the voting power of the Company, the term of an incentive stock option may not be greater than seven years. The term for any non-qualified stock option may not be greater than a period of ten years and one day from the date of the grant.

Exercise Price. The exercise price per share purchasable under an incentive stock option shall not be less than 110% of fair market value of the Company's common stock on the date the option is granted if granted to an employee who holds more than ten percent (10%) of the Company's voting power. If granted to an employee who does not hold more than ten percent (10%), the exercise price shall not be less than 100% of such fair market value. The exercise price per share purchasable under a non-qualified stock option may not be less than eighty-five percent (85%) of fair market value of the common stock of the Company on the date the option is granted.

Payment. The Company accepts payment for the exercise of each option in cash or, at the discretion of the Company, by delivery of common stock of the Company already owned by the optionee or by delivery of a promissory note. Any tax withholding requirements associated with the exercise of an option may be satisfied by a withholding of common stock from the shares that would otherwise be deliverable.

Restrictions. An option may only be exercised by the optionee to whom granted during his or her lifetime. Options under the 2001 Plan are not assignable or transferable, except by will or the laws of descent and distribution. However, the Committee may, in its discretion, allow exercise of an option by a person other than an optionee or allow transfer of the option.

There is no express limitation on the duration of the 2001 Plan, except for the requirement of the Internal Revenue Code of 1986, as amended, that all incentive stock options must be granted within ten (10) years from the date the Plan is approved by the shareholders.

Federal Income Tax Consequences. The following description of Federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

An optionee will not realize compensation income upon the grant of an incentive stock option. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise is treated as alternative minimum taxable income for purposes of the alternative minimum tax.

If stock acquired pursuant to an incentive stock option is not disposed of prior to the date two years from the option grant date or prior to one year from the option exercise date, any gain or loss realized upon the sale of such shares will be characterized as capital gain or loss. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, that the participant realized compensation income. Capital gains resulting from property held for more than 12 months will be taxed at a maximum rate of 20%. Capital gains resulting from property held for less than one year will be treated as short-term capital gains and taxed at the individual's applicable ordinary income tax rate.

An optionee will not realize taxable compensation income upon the grant of a non-qualified stock option, which includes options granted to non-employee directors. When an optionee exercises a non-qualified stock option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise.

Registration with the SEC. The Company intends to file a Registration Statement covering the 2001 Plan in conjunction with the 2000 Plan, which was previously approved by shareholders at the May 2000 meeting, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, after shareholder approval.

Shareholder Vote. Shareholder approval of the 2001 Plan requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THIS PROPOSAL

Proposal #3

PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Introduction

Jackson & Rhodes, P.C., were the auditors for the fiscal year ended December 31, 2000, and the Company's Board of Directors has selected them as auditors for the year ending December 31, 2001. Representative of Jackson & Rhodes, P.C., are expected to be present at the meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareholders during the meeting.

Vote Required

If a quorum is present and voting, the affirmative vote of a majority of the votes cast with regard to ratification of the appointment of the independent auditors will be required to ratify that appointment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTER "FOR" APPROVAL OF THIS PROPOSAL.

Proposal #4

Proposal for Ratification to amend the Company's Articles of Incorporation whereby the Company's Name will be changed from "Far West Group, Inc." to "Capacitive Deionization Technology Systems, Inc."

Introduction.

The Company's Board of Directors has approved a resolution to amend the Company's Articles of Incorporation for the purpose of changing the Company's name. Management, the Board of Directors and industry consultants have analyzed the market advantages and recommends the changing of the Company's legal name to "Capacitive Deionization Technology Systems, Inc." and to establish operating divisions, or subsidiaries, that would include:

      CDT Systems, Inc.:                 The current technology and operations company.

      CDT Manufacturing, Inc.:       A CDT manufacturing joint venture or subsidiary.

      CDT Projects, Inc.:                 A joint venture or subsidiary to implement CDT and related technologies for worldwide projects opportunities.

The Company's original name did not have a related industry connotation. It also had a regional history related to the Company's former (discontinued) subsidiary and was often confused with other businesses that used "Far West" identities.

There is a cost advantage to changing the legal name to Capacitive Deionization Technology Systems, Inc. at this time. Since the Company has recently relocated its headquarters from Tucson, Arizona to Dallas, Texas, new collateral could be prepared concurrently with the name change.

The Company has reserved the name and also has verified that an "Over-the-Counter" Bulletin Board symbols, "CDTT" or "CDTW" are available.

Vote Required.

If a quorum is present and by proxy and voting, the affirmative vote of a majority of the votes cast with regards to ratification of the amendment of the Company's Articles of Incorporation will be required to change the Company's name effective August 1, 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTER "FOR" APPROVAL OF THIS PROPOSAL.

ANNUAL REPORT

An Annual report of the Company setting forth the Company's activities and containing financial statements of the Company for the fiscal year ended December 31, 2000 accompanies this Notice of Annual Meeting and proxy solicitation material.

SHAREHOLDERS PROPOSALS

Rule 14a-8 of the SEC permits shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules.

The Capacitive Deionization Technology Systems, Inc.'s 2002 Annual Meeting of Shareholders is expected to be held on or about May 21, 2002. Proxy materials for that meeting are expected to be mailed on or about April 20, 2002. Under SEC Rule 14a-8, shareholder proposals to be included in the Capacitive Deionization Technology Systems, Inc.'s proxy statement for that meeting must be received by Capacitive Deionization Technology Systems, Inc. on or before December 12, 2001. Additionally, if Capacitive Deionization Technology Systems, Inc. receives notice of a shareholder proposal after February 26, 2002, the proposal will be considered untimely pursuant to SEC Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of Capacitive Deionization Technology Systems, Inc. for its 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to the proposal.

SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers, and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3,4, and 5. Although the Company filed a registration statement on Form 10SB in November 1999, that registration statement did not become effective during the fiscal year ended December 31, 1999. As a result, none of the Company's insiders had an obligation to file any Forms 3,4 or 5 during the fiscal year ended December 31, 1999. However, all reports were filed in a timely manner during the year-end December 31, 2000.

OTHER BUSINESS

The management of the Company does not know of any other business to be presented at the Annual Meeting of Shareholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED IN FAVOR OF THE DIRECTORS.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph Brooks

Joseph Brooks, Secretary

PROXY                                                 FarWest Group, Inc.

Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders

to be held on July 31, 2001

The undersigned hereby constitutes and appoints Thomas Friezen and Dallas Talley, and each of them, with power of substitution, as attorneys and proxies, to appear and vote all of the shares standing in the name of the undersigned at the Annual Meeting of Shareholders of FarWest Group, Inc., to be held on July 31, 2001, at 4:00 CDT, in Dallas, Texas and at any adjournment or adjournments thereof:

  ELECTION OF DIRECTORS:

  ____________ FOR all nominees listed below _________ WITHHOLD AUTHORITY

  (Except as marked to the contrary below) to vote all nominees

  (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "FOR" box and strike a line through the nominee's name in the list below.)

  Robert Blaney

  Thomas Friezen

  Ann Cochran Heywood

  Takeshi Ogata

  Chris Sheppard

  Dallas Talley

  TO APPROVE THE ADOPTION OF THE FARWEST GROUP, 2001 STOCK OPTION PLAN:

              FOR _____

             AGAINST _____

             ABSTAIN _____

  TO RATIFY AND APPOINT JACKSON & RHODES, P.C., AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR 2001:

             FOR _____

             AGAINST _____

             ABSTAIN _____

  TO AMEND THE ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "FARWEST GROUP, INC." TO "CAPACITIVE DEIONIZATION TECHNOLOGY SYSTEMS, INC.":

             FOR _____

             AGAINST _____

             ABSTAIN _____

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING:

           FOR _____

           AGAINST _____

           ABSTAIN _____

The shares represented by this proxy will be voted in accordance with the specifications made and in favor of the Directors nominated by management, if there is no specification.

I plan to attend the meeting __________

DATE: _____________________, 2001

_________________________________

Signature

_________________________________

Signature, if held jointly

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.